UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2006
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada	L7L 6Z8
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.03(a) — Creation of a Direct Financial Obligation
As previously announced on a Form 8-K dated December 28, 2005, Waste Services, Inc. completed an amendment to its existing senior credit facility providing for the incurrence of up to $50.0 million of additional term loans under a new term loan tranche. The company drew $25.0 million of the facility at closing to refinance amounts outstanding under its existing revolving credit facility, and the remaining $25.0 million was available on a delayed draw basis until March 30, 2006. The terms of the new loan are substantially identical to the company’s existing tranche C term loan.
The company has completed amendments to its existing senior credit facility permitting the previously announced acquisition of Liberty Waste, LLC and Sun Country Materials, LLC and extending the availability of the $25.0 million on a delayed draw basis until May 31, 2006.
Section 3 Securities and Trading Markets
Item 3.03 — Material Modification to Rights of Security Holders.
The company amended the terms of its agreement with Kelso Investment Associates VI, L.P. and KEP VI, LLC with respect to the mandatorily redeemable Preferred Stock issued to Kelso to permit the above amendments to the company’s term loan under its existing senior credit facility.
Section 9 Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d)     Exhibits

20.1	Fifth Amendment to Amended and Restated Credit Agreement dated as of March 22, 2006.

20.2	Sixth Amendment to Amended and Restated Credit Agreement dated as of March 30, 2006.

20.3	Agreement effective as of March 30, 2006 among Waste Services, Inc., and Kelso Investment Associates VI, L.P. and KEP VI, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: April 5, 2006

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